151 Farmington Avenue                   Susan E. Bryant
     Hartford, CT  06156                     Counsel
                                             Law and Regulatory Affairs, RE4A
                                             (860) 273-7834
                                             Fax:  (860) 273-0356

April 11, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention: Filing Desk

       Re: Variable Annuity Account C of Aetna Life Insurance and Annuity
           Company Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 File Nos. 33-75986* and 811-2513


Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (File No. 33-75986).

Very truly yours,

/s/ Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company


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* Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in prospectuses relating to the securities covered by the following earlier Registration Statements:
33-75970; and 33-75954 and 33-75956.